EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2018

NEW YORK, Nov. 15, 2018 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2018.

HIGHLIGHTS

Quarter ended September 30, 2018 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,132.1
Net assets	$628.9
Net asset value per share	$9.11

Credit Facility	$77.6
2019 Notes	$251.3
SBA Debentures	$175.4

Yield on debt investments at quarter-end	11.2%

Operating Results:	Quarter Ended September 30, 2018	Year Ended September 30, 2018
Net investment income	$14.0	$53.3
Net investment income per share	$0.20	$0.75
Distributions declared per share	$0.18	$0.72

Portfolio Activity:
Purchases of investments	$181.4	$604.7
Sales and repayments of investments	$74.1	$630.5

Number of new portfolio companies invested	4	17
Number of existing portfolio companies invested	8	33
Number of ending portfolio companies	53	53

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 16, 2018

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 16, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 204-4368 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0402. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through November 30, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4229439.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the progress we are making in several areas. Our activity and selectivity have resulted in a more senior secured portfolio that is benefitting from increased LIBOR. As a result, our run rate net investment income is covering our dividend,” said Arthur H. Penn, Chairman and CEO.

As of September 30, 2018, our portfolio totaled $1,132.1 million and consisted of $531.4 million of first lien secured debt, $391.1 million of second lien secured debt, $48.1 million of subordinated debt and $161.5 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $111.8 million as of September 30, 2018. Our overall portfolio consisted of 53 companies with an average investment size of $21.4 million, had a weighted average yield on interest bearing debt investments of 11.2% and was invested 47% in first lien secured debt, 35% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

As of September 30, 2017, our portfolio totaled $1,153.6 million and consisted of $466.1 million of first lien secured debt, $399.5 million of second lien secured debt, $120.7 million of subordinated debt and $167.3 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 13% where London Interbank Offered Rate, or LIBOR was below the floor) and 18% fixed-rate investments. As of September 30, 2017, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of September 30, 2017. Our overall portfolio consisted of 55 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 35% in second lien secured debt, 10% in subordinated debt and 15% in preferred and common equity.

For the three months ended September 30, 2018, we invested $181.4 million of investments in four new and eight existing portfolio companies with a weighted average yield on debt investments of 10.1%. Sales and repayments of investments for the three months ended September 30, 2018 totaled $74.1 million.

For the year ended September 30, 2018, we invested $604.7 million of investments in 17 new and 33 existing portfolio companies with a weighted average yield on debt investments of 10.2%. Sales and repayments of investments for the year ended September 30, 2018 totaled $630.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2018 and 2017.

Investment Income

Investment income for the three months ended September 30, 2018 and 2017 was $27.6 million and $27.9 million, respectively, and was primarily attributable to $12.9 million and $12.1 million from first lien secured debt, $13.3 million and $12.7 million from second lien secured debt and $1.4 million and $3.1 million from subordinated debt and preferred and common equity, respectively.

Investment income for the years ended September 30, 2018 and 2017 was $108.3 million and $124.5 million, respectively, and was attributable to $49.5 million and $54.4 million from first lien secured debt, $49.8 million and $50.4 million from second lien secured debt and $9.0 million and $19.7 million from subordinated debt and preferred and common equity, respectively. The decrease in investment income over the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three months ended September 30, 2018 and 2017 totaled $13.6 million and $15.1 million, respectively. Base management fee totaled $4.1 million and $4.8 million (after a base management fee waiver of $0.9 million), incentive fee totaled $3.0 million and $2.3 million (after an incentive fee waiver of $0.4 million), debt related interest and expenses totaled $5.5 million and $6.0 million, general and administrative expenses totaled $1.0 million and $1.6 million and provision for taxes totaled zero and $0.4 million, respectively, for the same periods.

Net expenses for the years ended September 30, 2018 and 2017 totaled $54.9 million and $68.1 million, respectively. Base management fee totaled $16.5 million (after a base management fee waiver of $0.9 million) and $20.3 million (after a base management fee waiver of $3.9 million), incentive fee totaled $11.0 million (after an incentive fee waiver of $0.5 million) and $9.3 million (after an incentive fee waiver of $1.8 million), debt related interest and expenses totaled $22.8 million and $30.5 million (including $3.9 million in amendment costs on our multi-currency, senior secured revolving credit facility, or the Credit Facility), general and administrative expenses totaled $4.6 million and $6.3 million and provision for taxes totaled zero and $1.7 million, respectively, for the same periods. The decrease in expenses over the prior year was primarily due to a decrease in debt related expenses and base management fees.

Net Investment Income

Net investment income totaled $14.0 million or $0.20 per share and $12.8 million or $0.18 per share, for the three months ended September 30, 2018 and 2017, respectively.

Net investment income totaled $53.3 million or $0.75 per share and $56.4 million and $0.79 per share, for the years ended September 30, 2018 and 2017, respectively. The decrease in net investment income per share compared to the prior year was primarily due to a lower yielding portfolio partially offset by a decrease in debt related expenses and base management fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2018 and 2017 totaled $74.1 million and $78.6 million, respectively, and net realized gains (losses) totaled $2.9 million and $(0.2) million, respectively, for the same periods.

Sales and repayments of investments for the years ended September 30, 2018 and 2017 totaled $630.5 million and $544.0 million, respectively, and net realized gains (losses) totaled $45.9 million and $(31.0) million, respectively, for the same periods. The change in realized gains/losses compared to the prior year was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and Notes

For the three months ended September 30, 2018 and 2017, we reported a net change in unrealized (depreciation) appreciation on investments totaled $(5.2) million and less than $0.1 million, respectively. For the years ended September 30, 2018 and 2017, we reported a net change in unrealized (depreciation) appreciation on investments of $(55.3) million and $43.9 million, respectively. As of September 30, 2018 and 2017, our net unrealized depreciation on investments totaled $111.8 million and $56.4 million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2018 compared to the prior year was primarily due to changes in capital markets conditions, the financial performance of certain portfolio companies and the reversal of appreciation/depreciation on investments that were realized.

For the three months ended September 30, 2018 and 2017, our Credit Facility and our 4.50% notes due 2019, or the 2019 Notes, had a net change in unrealized depreciation (appreciation) of $0.8 million and $(5.1) million, respectively. For the year ended September 30, 2018 our Credit Facility and 2019 Notes had a net change in unrealized depreciation of $3.9 million. For the year ended September 30, 2017 our Credit Facility, 2019 Notes and our 6.25% senior notes due 2025, or the 2025 Notes, had a net change in unrealized appreciation of $7.6 million. As of September 30, 2018 and 2017, our net unrealized depreciation (appreciation) on our Credit Facility and the 2019 Notes totaled $1.6 million and ($2.3) million, respectively. The net change in unrealized depreciation for the year ended September 30, 2018 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $12.5 million or $0.18 per share and $7.4 million or $0.10 per share, for the three months ended September 30, 2018 and 2017, respectively.

Net change in net assets resulting from operations totaled $47.7 million or $0.68 per share and $61.7 million, and $0.87 per share, for the years ended September 30, 2018 and 2017, respectively. The decrease in the net change in net assets from operations for the year ended September 30, 2018 compared to the prior year was primarily due to a lower yielding portfolio and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for years ended September 30, 2018 and 2017, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.52% and 5.04%, respectively.

As of September 30, 2018 and September 30, 2017, we had $80.5 million (including a $2.0 million temporary draw) and $79.4 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 3.79% and 2.42%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of September 30, 2018 and September 30, 2017. As of September 30, 2018 and September 30, 2017, we had $364.5 million and $365.6 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of September 30, 2018 and September 30, 2017, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding with a fixed interest rate of 4.50% per year. As of September 30, 2018 and September 30, 2017, we had $180.0 million and $199.0 million in SBA debentures outstanding, respectively.

As of September 30, 2018 and September 30, 2017, we had cash and cash equivalents of $19.5 million and $38.2 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $66.9 million for the year ended September 30, 2018, and our financing activities used cash of $85.6 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily for net repayments of the SBA debentures and our stock repurchase program.

Our operating activities provided cash of $69.2 million for the year ended September 30, 2017, and our financing activities used cash of $107.6 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to redeem our 2025 Notes.

STOCK REPURCHASE PROGRAM

On May 9, 2018, we announced a share repurchase program which allows us to repurchase up to $30 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 9, 2019 and the repurchase of $30 million of common stock. For the years ended September 30, 2018 and 2017, we repurchased 2.0 million and zero shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $15.0 million and zero, respectively

DISTRIBUTIONS

During the years ended September 30, 2018 and 2017, we declared distributions of $0.72 per share and $0.82 per share, respectively, for total distributions of $50.6 million and $58.3 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

On November 13, 2018, our board of directors authorized the Company to redeem $250.0 million outstanding aggregate principal amount of its 2019 Notes with a rate of 4.50% per year due October 1, 2019. The 2019 Notes will be prepaid at 100% of the principal amount, plus accrued and unpaid interest through the prepayment date, as well as a make-whole premium. We currently expect the redemption to occur in early 2019.

On November 13, 2018, our board of directors approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, or the 1940 Act, as amended by the Consolidated Appropriations Act of 2018 (which includes the Small Business Credit Availability Act). Our board of directors also authorized the submission of a proposal for stockholders to accelerate the application of the 150% minimum asset coverage ratio to us at the 2019 annual meeting of stockholders. As a result, the asset coverage requirements applicable to us for senior securities will be reduced from 200% to 150%, effective as of November 13, 2019 (or earlier if our stockholders approve the proposal to accelerate the application of the reduced asset coverage requirements to us), subject to compliance with certain disclosure requirements. As of September 30, 2018 and 2017, our asset coverage ratio, as computed in accordance with the 1940 Act, was 291% and 295%, respectively.

On November 13, 2018, our board of directors approved the reduction of the asset coverage requirement following the Company’s analysis of how the increased leverage flexibility could affect the Company’s strategic priorities and positive long-term value creation for shareholders, as well as an assessment of the associated risks and how they can be managed or mitigated. Our board of directors also approved an amendment to the Investment Advisory Agreement reducing the Investment Advisor’s annual base management fee from 1.50% to 1.00% on gross assets that exceed 200% of the Company’s total net assets as of the immediately preceding quarter-end.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2018	September 30, 2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$896,720,950 and $824,106,322, respectively)	$905,271,258	$849,351,548
Non-controlled, affiliated investments (cost—$91,520,908 and $185,799,943, respectively)	78,078,331	189,674,977
Controlled, affiliated investments (cost—$255,574,317 and $200,120,407, respectively)	148,735,885	114,550,983
Total of investments (cost—$1,243,816,175 and $1,210,026,672, respectively)	1,132,085,474	1,153,577,508
Cash and cash equivalents (cost—$19,543,625 and $38,182,373, respectively)	19,506,154	38,202,068
Interest receivable	7,606,964	5,906,976
Prepaid expenses and other assets	920,235	4,509,289
Total assets	1,160,118,827	1,202,195,841
Liabilities
Distributions payable	12,429,712	12,790,950
Payable for investments purchased	—	1,014,000
Credit Facility payable (cost—$80,520,000 and $79,392,900, respectively)	77,645,830	76,037,341
2019 Notes payable (par—$250,000,000)	251,322,500	255,665,000
SBA debentures payable, net (par—$180,000,000 and $199,000,000, respectively)	175,373,229	194,364,653
Base management fee payable, net	4,086,831	4,845,237
Performance-based incentive fee payable, net	2,964,265	2,270,008
Interest payable on debt	6,576,393	6,876,756
Accrued other expenses	818,172	1,523,425
Total liabilities	531,216,932	555,387,370
Commitments and contingencies	—	—
Net assets
Common stock, 69,053,958 and 71,060,836 shares issued and outstanding, respectively. Par value $0.001 per share and 100,000,000 shares authorized	69,054	71,061
Paid-in capital in excess of par value	803,729,220	818,737,784
Undistributed net investment income	6,003,360	3,333,195
Accumulated net realized loss on investments	(70,687,629)	(116,598,355)
Net unrealized depreciation on investments	(111,763,780)	(56,425,773)
Net unrealized depreciation (appreciation) on debt	1,551,670	(2,309,441)
Total net assets	$628,901,895	$646,808,471
Total liabilities and net assets	$1,160,118,827	$1,202,195,841
Net asset value per share	$9.11	$9.10

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$83,255,593	$84,685,961
Payment in kind	5,645,535	3,819,996
Other income	6,981,507	7,079,034
From non-controlled, affiliated investments:
Interest	3,013,976	10,339,444
Payment in kind	2,031,589	5,475,491
Other income	—	1,609,935
From controlled, affiliated investments:
Interest	4,499,350	734,163
Payment in kind	2,850,498	10,790,300
Total investment income	108,278,048	124,534,324
Expenses:
Base management fee	17,468,376	24,218,029
Performance-based incentive fee	11,492,928	11,077,956
Interest and expenses on debt	22,818,492	26,642,113
Administrative services expenses	2,086,500	3,576,000
Other general and administrative expenses	2,504,853	2,662,640
Expenses before Management Fees waiver, provision for taxes and Credit Facility amendment costs	56,371,149	68,176,738
Management Fees wavier	(1,427,253)	(5,647,358)
Provision for taxes	—	1,700,000
Credit Facility amendment costs	—	3,866,633
Net expenses	54,943,896	68,096,013
Net investment income	53,334,152	56,438,311

Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	34,813,876	2,567,041
Non-controlled and controlled, affiliated investments	11,042,330	(33,594,078)
Net realized gain (loss) on investments	45,856,206	(31,027,037)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(16,751,386)	16,950,900
Non-controlled and controlled, affiliated investments	(38,586,621)	26,904,281
Debt depreciation (appreciation)	3,861,111	(7,554,954)
Net change in unrealized (depreciation) appreciation on investments and debt	(51,476,896)	36,300,227
Net realized and unrealized (loss) gain from investments and debt	(5,620,690)	5,273,190
Net increase in net assets resulting from operations	$47,713,462	$61,711,501
Net increase in net assets resulting from operations per common share	$0.68	$0.87
Net investment income per common share	$0.75	$0.79

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com